  Exhibit 99.1

F & M Bank Corp.---News

ANNOUNCES DIVIDEND

TIMBERVILLE, VA—January 29, 2020—F & M Bank Corp. (OTCQX: FMBM), parent company of Farmers & Merchants Bank, announces its recently declared third quarter dividend.

Mark Hanna, President, commented “On January 24, 2020, our Board of Directors declared a fourth quarter dividend of $0.26 per share. Based on our most recent trade price of $28.13 per share, this dividend constitutes a 3.70% yield on an annualized basis. The dividend will be paid on March 2, 2020, to shareholders of record as of February 14, 2020.”

F & M Bank Corp. is an independent, locally-owned, financial holding company, offering a full range of financial services, through its subsidiary, Farmers & Merchants Bank’s fourteen banking offices in Rockingham, Shenandoah, Page and Augusta Counties, Virginia. The Bank also provides additional services through a loan production office located in Penn Laird, VA and through its subsidiaries, F&M Mortgage and VSTitle, both of which are located in Harrisonburg, VA. Additional information may be found by contacting us on the internet at www.fmbankva.com or by calling (540) 896-8941.

SOURCE:
F & M Bank Corp.
CONTACT:
Carrie Comer, EVP/Chief Financial Officer
540-896-8941 or ccomer@fmbankva.com